Exhibit 99.1
Skilled Healthcare Announces Management Changes
Dev Ghose Appointed Executive Vice President and Chief Financial Officer Upon John
King’s Departure in March 2008
Foothill Ranch, CA — November 30, 2007 — Skilled Healthcare Group, Inc. (NYSE: SKH) today announced that the company has hired Dev Ghose to become Executive Vice President and Chief Financial Officer upon the departure of the current Treasurer and Chief Financial Officer, John King. Mr. King and the company have mutually agreed to end Mr. King’s employment following the preparation and filing of year-end reports in late March 2008. Mr. Ghose will join the company on January 17, 2008 during a transitional period until Mr. King’s departure.
“We are grateful to John for his more than three years of services to our company, especially for his contributions during our sales process to Onex in 2005 and during our initial public offering that we completed earlier this year,” said Boyd Hendrickson, Chairman and Chief Executive Officer of Skilled Healthcare Group.
Mr. Ghose brings significant management experience to the company, having served since August 2006 as Managing Director International of Green Street Financial Advisors, an independent research, trading and consulting firm concentrating on publicly traded real estate securities and as Executive Vice President and Chief Financial Officer of Shurgard Storage Centers, Inc., a publicly traded international real estate company from June 2004 until its acquisition by Public Storage, Inc. in 2006. Prior to his tenure at Shurgard, Mr. Ghose spent more than 16 years as part of the executive team at HCP, Inc., a publicly traded company that invests primarily in real estate serving the healthcare industry in the United States. Mr. Ghose is a certified public accountant and has a bachelor’s degree in Physics from the University of Delhi, India and an MBA from UCLA.
Mr. Hendrickson added, “We are very pleased that Dev Ghose will be joining our senior management team, which will otherwise remain in place. Dev brings considerable experience in executive-level management of public companies, and we look forward to the strengths and industry knowledge he will be able to contribute to our company.”

Following the termination of his employment with the company, Mr. King will receive the severance benefits provided by his existing employment agreement upon a termination without cause.
About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc. subsidiaries operate skilled nursing and assisted living facilities as well as providing rehabilitation therapy and hospice services, which focus on creating a culture that attracts and retains an innovative, caring and ethical team that provides high-quality care to patients, and has a strong reputation for treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy. References made in this release to Skilled Healthcare, “the company”, “we”, “us” and “our”, refer to Skilled Healthcare Group, Inc and each of its subsidiaries. More information about Skilled Healthcare Group is available at its Web site — www.skilledhealthcaregroup.com.
Forward-Looking Statements
This release includes “forward-looking statements”. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements include the statements made by Mr. Hendrickson and other statements that contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions of Skilled Healthcare Group, Inc and the transitional period of Mr. King’s employment. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare Group, Inc. may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare Group, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).
Any forward-looking statements are made only as of the date of this release. Skilled Healthcare Group Inc. disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements.
CONTACT:
Boyd Hendrickson
Skilled Healthcare
949-282-5855